Exhibit 10.5

THIS 2023 TERM NOTE AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN AMENDED AND RESTATED NOTE DATED JUNE 28, 2018 MADE BY GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P. IN FAVOR OF KEYBANK, NATIONAL ASSOCIATION IN THE ORIGINAL PRINCIPAL AMOUNT OF $25,250,000.00

2023 TERM NOTE

$25,250,000	April 30, 2019

FOR VALUE RECEIVED, GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (successor by merger to Griffin Capital Essential Asset Operating Partnership II, L.P.) (the “Maker”) promises to pay without offset or counterclaim to the order of KEYBANK, NATIONAL ASSOCIATION, a national banking association (“Payee”), the principal amount equal to the lesser of (x) TWENTY-FIVE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($25,250,000.00) or (y) the outstanding amount advanced by Payee as a Loan (or Loans) under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.
Maker also promises to pay interest on the unpaid principal amount of this 2023 Term Note (this “Note”) at the rates and at the times which shall be determined in accordance with the provisions of that certain Second Amended and Restated Credit Agreement dated as of even date herewith, among Maker, the Lenders named therein, and KeyBank National Association, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
Amounts borrowed may not be repaid and reborrowed at any time.
This Note is subject to (a) mandatory prepayment and (b) prepayment at the option of the Maker, as provided in the Credit Agreement.
This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. MAKER AGREES THAT JURISDICTION AND VENUE FOR ANY ACTION REGARDING THIS NOTE SHALL BE AS SET FORTH IN THE CREDIT AGREEMENT.

Exhibit 10.5

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

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IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., (successor by merger to Griffin Capital Essential Asset Operating Partnership II, L.P.), a Delaware limited partnership

By:	GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., a Maryland corporation, its General Partner

By:/s/Javier F. Bitar
Name:    Javier F. Bitar
Title:    Chief Financial Officer and Treasurer

[Signature Page to 2023 Term Note (KeyBank)]